Exhibit 3.151
OFFICE OF
THE STATE CORPORATION COMMISSION
CERTIFICATE OF ORGANIZATION
OF
N.M. LORDSBURG THREE PLUS ONE LIMITED COMPANY
1712322
     The State Corporation Commission certifies that the Articles of Organization, duly signed and verified pursuant to the provisions of the
LIMITED LIABILITY COMPANY ACT
(53-19-1 TO 53-19-74 NMSA 1978)
have been received by it and are found to conform to law.
     Accordingly, by virtue of the authority vested in it by law, the State Corporation Commission issues this Certificate of Organization and attaches hereto a duplicate of the Articles of Organization.
Dated: FEBRUARY 15, 1995

In Testimony Whereof, the State Corporation Commission of the State of New Mexico has caused this certificate to be signed by its Chairman and the Seal of said Commission to be affixed at the City of Santa Fe

/s/ Jerome D. Block

Chairman

/s/ illegible

Director

FILED IN OFFICE
illegible STATE CORPORATION illegible

FEB 15 1995

1712322	CORPORATION DEPARTMENT
ARTICLES OF ORGANIZATION
OF
N.M. LORDSBURG THREE PLUS ONE LIMITED COMPANY
     The undersigned, acting as organizer of a limited liability company pursuant to the New Mexico Limited Liability Company Act, adopts the following Articles of Organization:
ARTICLE 1 NAME
     The name of the limited liability company is: N.M. Lordsburg Three Plus One Limited Company.
ARTICLE 2 DURATION
     The latest date upon which the Company is to dissolve is: January 15, 2028.
ARTICLE 3 AGENT AND ADDRESS
     The address of the Company’s initial registered office is: 121 East Palace Avenue, Santa Fe, New Mexico 87501. The name of the Company’s initial registered agent is: Prentice Hall Corporation System, Inc. The address of the Company’s principal place of business is: Suite 1901, 2 North LaSalle Street, Chicago, Illinois 60602.
ARTICLE 4 MANAGEMENT
     Management in the Company is vested in the Manager who is also a member of the company.
ARTICLE 5 INTERNAL AFFAIRS
     The internal affairs of the Company are governed by an Operating Agreement to which all Members are parties.
Dated: February 10, 1995

/s/ Zev Karkomi
Zev Karkomi
Organizer and Manager

AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT
BY DESIGNATED INITIAL REGISTERED AGENT

To the State Corporation Commission
State of New Mexico

STATE OF	Illinois	)
		)	S.S.:
)
COUNTY OF	Cook	)

ILLEGIBLE
FEB 15 1995
CORPORATION DEPARTMENT

     The undersigned hereby accepts appointment as registered agent for N.M. LORDSBURG THREE PLUS ONE LIMITED COMPANY, a limited liability company, which is named in the annexed Articles of Organization.

Registered Agent’s Signature (Individual)

OR

Prentice-Hall Corporation System, Inc.
Registered Agent’s Name (Corporation, LCC)

By	/s/ Anthony E. Mackay [illegible]
Signature of Agent’s authorized Representative
Subscribed and sworn to before me on
by Anthony E. Mackay to me known to be the person described in and who executed the foregoing instrument and acknowledged that he/she executed the same as his/her free act and deed.

/s/ Angela L. Piccirilli NOTARY PUBLIC
MY COMMISSION EXPIRES: 6/5/96

(NOTARY SEAL)	“OFFICIAL SEAL” Angela L. Piccirilli Notary Public, State of Illinois My Commission Expires 6/5/1996

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